Exhibit 10.17
VIANT TECHNOLOGY INC.
2021 LONG-TERM INCENTIVE PLAN
GRANT NOTICE FOR
NONQUALIFIED STOCK OPTIONS
FOR GOOD AND VALUABLE CONSIDERATION, Viant Technology Inc. (the “Company”), hereby grants to Participant named below the Nonqualified Stock Option (the “Option”) to purchase any part or all of the number of shares of Common Stock that are covered by this Option at the Exercise Price Per Share, each specified below, and upon the terms and subject to the conditions set forth in this Grant Notice, the Viant Technology Inc. 2021 Long-Term Incentive Plan (as amended from time to time, the “Plan”), and the Standard Terms and Conditions (the “Standard Terms and Conditions”) promulgated under such Plan and attached hereto as Exhibit A. This Option is granted pursuant to the Plan and is subject to and qualified in its entirety by the Standard Terms and Conditions. This Option is not intended to qualify as an incentive stock option under Section 422 of the Code. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

Name of Participant:
Grant Date:
Vesting Commencement Date:[1]
Number of Shares of Common Stock covered by Option:
Exercise Price Per Share:
Expiration Date:[2]
Vesting Schedule:
Subject to the Plan and the Standard Terms and Conditions, the Option shall vest in accordance with the following schedule, so long as Participant remains continuously employed by the Company or its Subsidiaries from the Grant Date through such vesting date: [________].

IN ORDER TO RECEIVE THE BENEFITS OF THIS AGREEMENT, PARTICIPANT MUST EXECUTE AND RETURN THIS GRANT NOTICE (THE “ACCEPTANCE REQUIREMENTS”). IF YOU FAIL TO SATISFY THE ACCEPTANCE REQUIREMENTS WITHIN 60 DAYS AFTER THE GRANT DATE, THEN THIS GRANT NOTICE WILL BE OF NO FORCE OR EFFECT AND THE OPTION GRANTED HEREIN WILL BE AUTOMATICALLY FORFEITED TO THE COMPANY WITHOUT CONSIDERATION.
1 To be March 10 (if Grant Date is between 2/1/20___ - 4/30/20___), June 10 (if Grant Date is between 5/1/20___ - 7/31/20___), September 10 (if Grant Date is between 8/1/20___ - 10/31/20___), December 10 (if Grant Date is between 11/1/20___ - 1/31/20___).

2 To be the 10th anniversary of the Grant Date.

By accepting this Grant Notice, Participant acknowledges that he or she has received and read, and agrees that this Option shall be subject to, the terms of this Grant Notice, the Plan, and the Standard Terms and Conditions.

VIANT TECHNOLOGY INC.

By:
Name:
Title:

PARTICIPANT

By:
Name:

EXHIBIT A

VIANT TECHNOLOGY INC.
2021 LONG-TERM INCENTIVE PLAN

STANDARD TERMS AND CONDITIONS FOR
NONQUALIFIED STOCK OPTIONS
These Standard Terms and Conditions For Nonqualifed Stock Options (the “Standard Terms and Conditions”) apply to the Options (as defined below) granted pursuant to the Viant Technology Inc. 2021 Long-Term Incentive Plan (the “Plan”), which are identified as a nonqualified stock option and are evidenced by a Grant Notice or an action of the Committee that specifically refers to these Standard Terms and Conditions. In addition to these Standard Terms and Conditions, the Options shall be subject to the terms of the Plan, which are incorporated into these Standard Terms and Conditions by this reference. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.
1.TERMS OF OPTION
Viant Technology Inc. (the “Company”) has granted to the Participant named in the Grant Notice provided to said Participant herewith (the “Grant Notice”) a Nonqualified Stock Option (the “Option”) to purchase up to the number of shares of Common Stock at an exercise price per share, each as set forth in the Grant Notice, as modified to reflect any capitalization adjustment under the Plan. The Option is subject to the conditions set forth in the Grant Notice, these Standard Terms and Conditions, and the Plan. For purposes of these Standard Terms and Conditions and the Grant Notice, any reference to the Company shall include a reference to any Subsidiary.
2.NONQUALIFIED STOCK OPTION
The Option is not intended to be an incentive stock option under Section 422 of the Code and will be interpreted accordingly.
3.EXERCISE OF OPTION
(a)The Option shall not be exercisable as of the Grant Date set forth in the Grant Notice. After the Grant Date, to the extent not previously exercised, and subject to termination or acceleration as provided in these Standard Terms and Conditions and the Plan, the Option shall be exercisable only to the extent it becomes vested, as described in the Grant Notice or the terms of the Plan, to purchase up to that number of shares of Common Stock as set forth in the Grant Notice; provided, that (except as set forth in Section 4(a) below) the Participant remains employed with the Company and does not experience a termination of Continuous Service. The vesting period and/or exercisability of an Option may be adjusted by the Committee to reflect the decreased level of employment during any period in which the Participant is on an approved leave of absence or is employed on a less than full time basis.
(b)To exercise the Option (or any part thereof), the Participant shall deliver to the Company a “Notice of Exercise” in a form specified by the Committee, specifying the number of whole shares of Common Stock the Participant wishes to purchase and how the Participant’s shares of Common Stock should be registered (in the Participant’s name only or in the Participant’s and the Participant’s spouse’s names as community property or as joint tenants with right of survivorship). The Participant shall have no rights as a stockholder with respect to any shares of Common Stock subject to the Option until such time as the shares of Common Stock issuable upon exercise of the Option have been issued and the shares have been registered in the Company's share register in the name of the Participant. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date of such registration.
(c) The exercise price of the Option is set forth in the Grant Notice (the “Exercise Price”). The Company shall not be obligated to issue any shares of Common Stock until the Participant shall have paid the total Exercise Price for that number of shares of Common Stock being exercised. The Exercise Price for the number of shares of Common Stock being exercised shall be paid in full at the time Participant delivers to the Company the Notice of Exercise. The Exercise Price shall be paid in one or a combination of the following, to the extent permitted by the Company: (a) cash, check, bank draft or money order payable to the Company; (b) shares of Common Stock; (c) through the delivery of a notice that the Participant has placed a market sell order with a broker acceptable to the Company with respect to shares of Common Stock then issuable upon exercise of the Stock Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Exercise Price; provided that payment of such proceeds is then made to the Company at such time as may be required by the Company, but in any event not later than the settlement of such sale; or (d) net exercise.
(d)Fractional shares may not be exercised. Shares of Common Stock will be issued as soon as practical after exercise. Notwithstanding the above, the Company shall not be obligated to deliver any shares of Common Stock during any period when the Company determines that the exercisability of the Option or the delivery of shares of Common Stock hereunder would violate Company policy or any federal, state or other applicable laws.

4.EXPIRATION OF OPTION
The Option shall expire and cease to be exercisable as of the earlier of (i) the Expiration Date set forth in the Grant Notice or (ii) the date specified below in connection with the Participant’s termination of Continuous Service:
(a)If the Participant’s termination of Continuous Service is as a result of the Participant’s death, subject to the Participant’s personal representative’s execution and nonrevocation of a general release of claims in a form provided by the Company, (i) the entire Option shall be fully vested and (ii) the Participant's beneficiary may exercise any portion of the Option until the first anniversary of the Termination Date. As used in this Section 4, “Termination Date” means the date of the Participant’s death or termination of Continuous Service.
(b)If the Participant’s termination of Continuous Service is by the Company for Cause, the entire Option, whether or not then vested and exercisable, shall be immediately forfeited and canceled as of the Termination Date.
(c)If the Participant’s termination of Continuous Service is for any reason other than as set forth in Section 4(a) or 4(b), the Participant may exercise any portion of the Option that is vested and exercisable at the time of such termination of Continuous Service until the date that is ninety (90) days following the Termination Date.
(d)Any portion of the Option that is not vested and exercisable at the time of a termination of Continuous Service (after taking into account any accelerated vesting under this Section 4 or the Plan or any other agreement between the Participant and the Company) shall be forfeited and canceled as of the Termination Date.

5.RESTRICTIONS ON RESALES OF SHARES ACQUIRED PURSUANT TO OPTION EXERCISE
The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any shares of Common Stock issued as a result of the exercise of the Option, including (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and other option holders and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.
The Participant acknowledges and agrees that neither the Company, its shareholders nor its directors and officers, has any duty or obligation to disclose to the Participant any material information regarding the business of the Company or affecting the value of the shares before, at the time of, or following a termination of Continuous Service of the Participant by the Company, including, without limitation, any information concerning plans for the Company to make a public offering of its securities or to be acquired by or merged with or into another firm or entity.

6.INCOME TAXES
The Company shall not deliver shares of Common Stock in respect of the exercise of any Option unless and until the Participant has made arrangements satisfactory to the Company to satisfy applicable withholding tax obligations. The Participant shall pay the withholding tax obligations to the Company by cash or check in connection with the exercise of the Option (including an irrevocable commitment by a broker to pay over such amount from a sale of the Common Stock issuable under the Option). In addition, the Participant acknowledges that the Company shall have the right to deduct any taxes required to be withheld by law in connection with the exercise of the Option from any amounts payable by it to the Participant (including future cash wages) to the extent the Participant’s tax withholding obligations are not satisfied in full pursuant to the preceding sentence.
7.NONTRANSFERABILITY OF OPTION
The Participant understands, acknowledges and agrees that, except as otherwise provided in the Plan or as permitted by the Committee, the Option may not be sold, assigned, transferred, pledged or otherwise directly or indirectly encumbered or disposed of other than by will or the laws of descent and distribution. Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Option or of any rights granted hereunder contrary to the provisions of this Section 7, or the levy of any attachment or similar process upon the Option shall be null and void.
8.OTHER AGREEMENTS SUPERSEDED
The Grant Notice, these Standard Terms and Conditions, and the Plan constitute the entire understanding between the Participant and the Company regarding the Option. Any prior agreements, commitments or negotiations concerning the Option are superseded.
9.LIMITATION OF INTEREST IN SHARES SUBJECT TO OPTION
Neither the Participant (individually or as a member of a group) nor any beneficiary or other person claiming under or through the Participant shall have any right, title, interest, or privilege in or to any shares of Common Stock allocated or reserved for the purpose of the Plan or subject to the Grant Notice or these Standard Terms and Conditions except as to such shares of Common Stock, if any, as shall have been issued to such person upon exercise of the Option or any part of it. Nothing in the Plan, in the Grant Notice, these Standard Terms and Conditions or any other instrument executed pursuant to the Plan shall confer upon the Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time this Option was granted or any other capacity or will affect the right of the Company or an Affiliate to terminate the service of the Participant.

The Participant acknowledges: (i) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (ii) that the grant of the Option is a one-time benefit which does not create any contractual or other right or expectation to receive future awards under the Plan or any other equity incentive plan maintained by the Company from time to time; (iii) that the Participant's participation in the Plan is voluntary; (iv) that the value of the Option is an extraordinary item of compensation which is outside the scope of the Participant's employment contract, if any; and (v) that the Option is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.
10.NONSOLICITATION OF EMPLOYEES, CONSULTANTS AND OTHER PARTIES
Participant acknowledges that during the term of Participant’s employment with Company and for one (1) year thereafter, Participant will not directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees or consultants or clients to terminate their relationship with the Company, or attempt any of the foregoing, either for Particpant or for any other person or entity. For a period of one (1) year following termination of Participant’s relationship with the Company for any reason, Participant shall not solicit any licensor to or customer of the Company or licensee of the Company’s products, that are known to the Participant, with respect to any business, products or services that are competitive to the products or services offered by the Company or under development as of the date of termination of Participant’s relationship with the Company. However, the foregoing obligations shall not affect any responsibility Participant may have as an employee of the Company with respect to the bona fide hiring and firing of Company personnel.
11.GENERAL
(a)In the event that any provision of these Standard Terms and Conditions is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of these Standard Terms and Conditions shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.
(b)The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of these Standard Terms and Conditions, nor shall they affect its meaning, construction or effect. Words in the masculine gender shall include the feminine gender, and where appropriate, the plural shall include the singular and the singular shall include the plural. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. References herein to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and not prohibited by the Plan or these Standard Terms and Conditions.
(c)These Standard Terms and Conditions shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

(d)These Standard Terms and Conditions shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of law.
(e)In the event of any conflict between the Grant Notice, these Standard Terms and Conditions and the Plan, the Grant Notice and these Standard Terms and Conditions shall control. In the event of any conflict between the Grant Notice and these Standard Terms and Conditions, the Grant Notice shall control.
(f)All questions arising under the Plan or under these Standard Terms and Conditions shall be decided by the Committee in its total and absolute discretion.
(g)Except as otherwise described herein or as otherwise instructed by Company from time to time, any notice to Company provided for in this Standard Terms and Conditions shall be addressed to the principal executive office of Company to the attention of the Human Resources Department, and any notice to Participant will be addressed to such Participant at the current address of record for Participant, or to such address as Participant has designated to Company in writing. Any notice shall be delivered by hand, sent by facsimile, overnight delivery, or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.
(h)The terms and provisions of this Standard Terms and Conditions may be modified or amended as provided in the Plan.
(i)Except as provided in the Plan, the terms and provisions of this Standard Terms and Conditions may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Terms and Conditions, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.
12.ELECTRONIC DELIVERY AND DATA PRIVACY
By executing the Grant Notice, the Participant hereby: (i) authorizes the Company and its Subsidiary, and any agent of the Company or its Subsidiary administering the Plan or providing Plan recordkeeping services, to disclose to the Company or any of its Subsidiary such information and data as the Company or its Subsidiary shall request in order to facilitate the grant of options and the administration of the Plan; (ii) waives any data privacy rights that such Participant may have with respect to such information; and (iii) consents to the delivery of information (including information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, the Option and the Common Stock via Company web site or other electronic delivery.